Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of our report relating to the financial statements of Iteris, Inc., dated June 17, 2016, appearing in the Annual Report on  Form 10-K of Iteris, Inc. for the year ended March 31, 2016.

/s/ Deloitte & Touche LLP
Costa Mesa, CA
March 2, 2017